EX-99.e.i.b

SECOND AMENDMENT TO OSI ETF

TRUST DISTRIBUTION AGREEMENT

This Second Amendment (the "Amendment' ') to the ETF Distribution Agreement (the "Agreement") dated as of May 31, 2017, as amended, by and between OSI ETF Trust (the "Trust")

and Foreside Fund Services, LLC ("Foreside") is hereby entered into as of June 22,2018 (the "Effective Date").

WHEREAS, the Trust and Foreside desire to amend Exhibit A of the Agreement to reflect the addition of three Funds; and

WHEREAS, Section 8(d) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the parties;

NOW THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted and replaced as provided on Exhibit A attached hereto.

3.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and accordance with the laws of the State of Delaware.

4.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

OSI ETF TRUST		FORESID FUND SERVICES, LLC

By:	/s/Kevin Beadles	By:	/s/Mark A. Fairbanks
Name:	Kevin Beadles	Name:	Mark A. Fairbanks
Title:	President, OSI ETF Trust	Title:	Vice President

EXHIBIT A

O'Shares U.S. Large Cap Quality Growth ETF

O'Sbares U.S. Small Cap Quality Growth ETF

O'Shares Global Internet Giants ETF

O'Shares Quality Robotics and Artificial Intelligence ETF

O'Shares FTSE U.S. Quality Dividend ETF

O'Shares FTSE Europe Quality Dividend ETF

O'Shares FTSE Asia Pacific Quality Dividend ETF

O'Shares FTSE Russell Small Cap Quality Dividend ETF

O'Shares FTSE Russell Emerging Markets Quality Dividend ETF

O'Shares FTSE Russell International Quality Dividend ETF

O'Shares FTSE Russell Emerging Markets Quality Dividend ETF (Currency Hedged)

O'Shares FTSE Russell International Quality Dividend ETF (Currency Hedged)

A-1